LEASE AGREEMENT

     THIS LEASE AGREEMENT, made this 8TH day of FEBRUARY, 2001, by and between HOSPITAL AUTHORITY OF BEN HILL COUNTY, dba DORMINY MEDICAL CENTER, located at 200 Perry House Road, Fitzgerald, GA 31750 (hereinafter referred to as "Lessor") and DCA OF FITZGERALD, LLC, a Georgia limited liability company having an office at 27 Miller Street, Lemoyne, PA 17043 (hereinafter referred to as "Lessee").

                                1. PREMISES
                                   --------

     Lessor, in consideration of the rents and covenants hereinafter mentioned, does lease unto Lessee, all that certain space consisting of three thousand eleven (3,011) square feet of rentable space (the "Space"), with specifications for the Space attached as Exhibit A, in the Lessor's property, located at 402 South Grant Street, Fitzgerald, GA (the "Center"), to be used for an out-patient dialysis center and related services necessary to support the operations as a dialysis center.

                                   2. TERM
                                      ----

     This Lease is for the term of seven (7) years, commencing on the Commencement Date defined below (the "Term"). In the event this Lease commences on a day other than the first day of the month, then the rent shall be paid pro rata for such fractional portion of the month thereof.

                            3. COMMENCEMENT DATE
                               -----------------

     The Term and the payment of rent shall commence on the "Commencement Date," which shall be defined as such time as the contemplated facility receives all necessary state approvals. Lessee covenants and agrees to seek said state approvals without unnecessary delay and to advise Lessor immediately upon obtaining same.

                                   4. RENT
                                      ----

     Lessee agrees to pay as rent to Lessor for the Use of the Space during the Term $10.00 per square foot or thirty thousand one hundred ten and 00/100 ($30,110.00) dollars per year ("Rent") to be paid in monthly installments of two thousand five hundred nine and 17/100 ($2,509.17) dollars, payable monthly in advance on the due date, which is the first day of each calendar month during the Term. Lease payment is considered to have been received if payment has been postmarked by the United States Postal Service on or prior to the above referenced due date.

     In the event the Commencement Date or the Termination Date falls on a date later than the first day of the month, the Lessee shall pay a pro-rated rent for said partial month.

                             5. RENEWAL OPTION
                                --------------

     This Lease shall be renewable for two consecutive periods of five (5) years each under the terms and conditions of this Lease, which renewal terms shall be automatic provided that:

     (i)    Lessee is not in default of this agreement,

     (ii) Lessee has not given notice of its intent to terminate the Lease and not enter into any renewal term, provided that any such notice to terminate this Lease and not to renew shall be given at least one hundred twenty (120) days prior to the expiration of the current Term: and

     (iii) The Rent for any renewal term will commence on the first day of the month immediately following the expiration of the Term or the first renewal term, as the case may be, and will be at an additional rental to be negotiated but in no event to exceed 10% in the aggregate of the yearly rent for the immediately preceding Term.

                     6. OPERATING RESPONSIBILITIES
                        --------------------------
                             OF THE LESSOR
                             -------------

     Lessor shall be responsible for the following during the Term:

     (i) To keep and maintain in good, clean, safe and sanitary order, condition and repair the roof, exterior walls, structure, foundation, floor slabs, paving and outside walks and other structural components of the Center, and surrounding grounds, and all common areas within and without the Center;

     (ii) To keep and maintain in good and sanitary order, condition and repair, air conditioning and heating, including but not limited to all necessary plumbing, electrical and ventilation, engineered and satisfactory in size and capacity to Lessee's requirements, to handle the heating and cooling needs of Lessee's use; Lessor warrants that the HVAC systems are and shall continue to be safe and in good operating condition, are structured to the needs of the Lessee, and shall be repaired and maintained at Lessor's sole cost;

     (iii) And further Lessor shall provide for monthly pest control inspection and treatment of the facility through a licensed pest control operator. Lessee shall coordinate with said licensed pest control operator as to the pesticides utilized and shall be responsible for ascertaining that the pesticides utilized are appropriate for the facility.

     (iv) To keep and maintain in good and sanitary order, condition and repair, the parking areas; To provide an exterior walk and entrance way, in such a manner that is mutually agreed upon, so the Space is easily accessi-ble for the delivery of supplies and the entrance or exit of non-ambulatory patients of Lessee. Lessor shall designate twelve (12) parking spaces for the exclusive use of Lessee and its patrons;

     (v) To permit Lessee's installation of interior and exterior signs identifying the Lessee and its business, such signs to be reasonable in number, size and design and subject to the approval of Lessor prior to installation;

     (vi) To pay all real estate and income taxes with respect to the rental of the Center.

                    7. OPERATING RESPONSIBILITIES
                       --------------------------
                             OF LESSEE
                             ---------

     Lessee shall be responsible for the following during the Term:

     (i) To make and pay for all necessary alterations and improvements to the Space, which

Lessee has the right to do for Lessee's own purposes, which shall be made at Lessee's expense; Lessee may remove furniture, fixtures, laboratory and other equipment and movable improvements installed within the Space at any time, including machinery and equipment affixed to the Space; Lessee shall promptly repair any damage to the Space as a result of such removal, other than normal wear and tear;

     (ii) Lessee shall not permit any mechanic's liens, or similar liens, to remain upon the Space for labor and material furnished to Lessee or claimed to have been furnished to Lessee in connection with work of any character performed or claimed to have been performed at the direction of Lessee and shall cause any such lien to be released and an instrument evidencing discharge of same to be recorded forthwith without any cost to Lessor. Lessee shall indemnify and save Lessor harmless from all injury, loss, claims, liens or damage to any person or property occasioned by or arising from such work. If Lessor incurs any costs and expenses, including reasonable attorney's fees, then Lessee shall fully reimburse Lessor and hold Lessor harmless;

     (iii) To pay all utilities, including, but not limited to electricity, water, gas and telephone, necessary for the safe operation of the Center;

     (iv) To maintain and return the Space in good condition and repair, subject to normal wear and tear, at the end of the Term; provided, the Lessor shall have the option (1) to keep any of the improvements and additions made by the Lessee, without any obligation to compensate Lessee; or (2) require Lessee, at Lessee's expense, to remove any such Lessee improvements and additions, and repair any resulting damages to the Center in accordance with the appropriate National Fire Protection Association Codes and National Electrical Codes.

     (v) Lessee shall use the Space for the operation of a dialysis clinic or center. Any other use of the Space or failure to so utilize the Space shall be considered a violation of this Lease unless written permission is granted by Lessor and shall be grounds for immediate termination of the Lease by Lessor.

                    8. RESPONSIBILITY OF LESSEE
                       ------------------------

     All damages or injuries done to the Space by Lessee and/or Lessee's servants, agents, employees, patients, and individuals for whom Lessee is responsible shall be repaired by Lessee at its expense, exclusive of ordinary wear and tear, or except as the result, directly or indirectly, of Lessor's failure to maintain the Space in accordance with the provisions of this Lease, or except for the negligence of Lessor, its tenants and/or their respective servants, agents, invitees or employees. Lessee covenants and agrees to make such repairs upon thirty (30) days? written notice given to Lessee by Lessor, and if Lessee shall thereafter neglect to make said repairs or commence to timely make the same, Lessor shall have the right to make such repairs at the reasonable expense and cost of Lessee, provided Lessor gives Lessee thirty (30) days written notice that Lessor is going to cure the damage or injury and charge the same to Lessee, and the amount thereof may be collected as additional rent accruing for the month following the date of said repair.

                        9. FIRE OR CASUALTY
                           ----------------

     If the premises are totally destroyed (or so substantially damaged as to be untenantable) by storm, fire, earthquake, or other casualty, this Lease may, at the option of Lessor, be terminated as of the date of such destruction or damage, and rental shall be accounted for as between Lessor and Lessee as of that date. If the premises are damaged but not rendered wholly untenantable by any such casualty, rent shall abate in proportion as the premises have been damaged, and the landlord shall restore the premises as speedily as practicable, whereupon full rent shall recommence.

                 10. LESSOR'S ACCESS AND INSPECTION
                     ------------------------------

     The Lessor, its employees, agents and servants may at reasonable times, with reasonable notice, or in emergency situations, enter all parts of the Space; to inspect the same; to enforce or carry out any provision of the Lease; to make repairs and alterations as Lessor is required or should elect to do; and within 120 days of expiration of the Term, to show the Space to others.

                          11. INDEMNIFICATION
                              ---------------

     Except for the negligence of Lessor, its agents, employees or contractors, and to the extent permitted by law, Lessee agrees to indemnify, defend and hold harmless Lessor, and Lessor's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Center and arising from the use and occupancy of the Space or from any activity, work, or thing done, permitted or suffered by Lessee or due to any other act or omission of Lessee, its subtenants, assignees, invitees, employees, contractors and agents in or about the Space. The furnishing of insurance required hereunder shall not be deemed to limit Lessee's obligations under this Section 11.

                        12. EVENTS OF DEFAULT
                            -----------------

     Each of the following events shall be an event of default ("Event of Default") by Lessee under this Lease:

     (i) Lessee shall fail to pay any installment of Rent or any other payment required herein when due, and such failure shall continue for a period of 10 days after written notice of such default provided to Lessee by Lessor. Notification by means of certified United States Postal Service from Lessor to Lessee at the address included in this shall constitute official notification;

     (ii) Lessee shall (1) make a general assignment for the benefit of creditors; (2) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (3) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (4) be dissolved or otherwise fail to maintain its legal existence;

     (iii) Any insurance required to be maintained by Lessee pursuant to this Lease shall be canceled or terminated or shall expire or shall be materially reduced or changed, except, in each case, as permitted in this Lease;

     (iv) Lessee shall not occupy or shall vacate the Space or shall fail to continuously operate its business at the Space for the Use during the Term, whether or not Lessee is in monetary or other default under this Lease; or

     (v) Lessee shall fail to materially comply with any provision of this Lease other than those specifically referred to in this Section 12, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Lessor shall have given Lessee written notice of such default.

                       13. REMEDIES OF LESSOR
                           ------------------

     Upon each occurrence of an Event of Default, Lessor shall have all remedies allowed by law including the right to terminate this lease and retake possession of Space.

                        14. REMEDIES OF LESSEE
                            ------------------

     In the event of a default under the terms, covenants or conditions of this Lease on the part of the Lessor, Lessee shall notify Lessor in writing of said default and Lessor shall have thirty (30) days to cure or commence to cure said default; provided that if the nature of the default is such that it cannot be reasonably cured within said thirty (30) days, Lessor shall not be deemed to be in default if it shall commence performance within said thirty (30) day period and diligently proceeds to so cure the default thereafter. If Lessor shall not cure or commence to cure said default within the thirty (30) day period, Lessee has the option to either terminate this Lease and vacate the Space immediately without any further liability under the Lease and take whatever other lawful remedies that may be available to it upon such default, or cure the default and at Lessee's option deduct reasonable costs and expenses for such cure from Rent or any other amounts accrued hereunder due, or otherwise be immediately reimbursed by Lessor.

     Should there be a need to make any emergency repairs which were other-wise the responsibility of the Lessor as provided in this Lease, but due to the emergent circumstances, Lessee makes such repairs, the cost thereof shall be a deduction from the rent accruing for the month following the date of such repair. Where practicable, such emergency repairs shall be approved by Lessor in advance. However, should prior approval not be practicable, Lessee shall be authorized to proceed with said repairs immediately but shall advise Lessor as soon as possible that such repairs have been undertaken and the nature and extent of same.

                              15. INSURANCE
                                  ---------

     (I) Lessee, at its cost, shall maintain a policy of Combined Single Limit Bodily Injury and Property Damage Insurance during the Term such insurance to provide protection in the amount of One Million ($1,000,000) Dollars combined single limit, insuring Lessor and Lessee against any liability arising out of and in connection with Lessee's Use or occupancy of the Space.

     (ii) Lessor shall obtain and maintain insurance on the Center, primarily a policy of Combined Single Limit Bodily Injury and Property Damage Insurance insuring against any liability arising out of the ownership or maintenance of the Hospital and all areas appurtenant thereto in an amount not less than combined single limit of One Million ($1,000,000) Dollars. Lessor shall obtain and maintain a policy or policies of insurance covering loss or damage to the Space providing protection against the structure including fire, extended coverage, vandalism, malicious mischief, flood (in the event such is required by a lender having a lien on the Center). Lessee should obtain and maintain a policy or policies of insurance covering loss or damage to its equipment and improvements and betterments to the Space against fire, vandalism, malicious mischief, and flood. The Lessee shall also obtain and maintain a policy or policies of insurance listing the Lessor as an additional insured against liability in the amount of One Million ($1,000,000) Dollars and shall provide Lessor with a copy of the statement of coverage prior to occupancy of Space.

     (iii) Lessee and Lessor each hereby release and relieve the other (which includes the other party's employees, agents, officers, directors and shareholders) from any liability, whether for negligence or otherwise, in connection with loss covered by any insurance policies which the releasor carries with respect to the Space or any interest or property therein or thereon, but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy of a provision whereby any such release does not adversely affect such policy or prejudice any right of the releasor to recover thereunder.

                          16. QUIET ENJOYMENT
                              ---------------

     Lessor, covenants and agrees that Lessee, upon paying said rent and performing the covenants of this Lease, on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Space and including the use of parking areas, sidewalk entrances and exits of the Center for the Term, and any renewal Term hereof.

                            17. AUTHORIZATION
                                -------------

     Lessor and Lessee each has all the requisite right, power, legal capacity and authority, corporate and otherwise, to enter into this Lease and to assume and perform their respective obligations hereunder. The execution and delivery of this Lease and the performance by Lessor and Lessee of their obligations hereunder have been duly authorized by their respective boards of directors and/or partners, as the case may be, and this Lease is a binding and enforceable Lease of Lessor and Lessee according to its terms. The execution, delivery and performance of this Lease by Lessor and Lessee will not result in any violation of and will not conflict with, or result in any breach of any of the terms of or constitute a default under, or constitute an event which with notice or the passage of time or both would constitute a default under, any provision of any law to which Lessor or Lessee is subject, the partnership agreement, or the articles of incorporation, and by-laws of the Lessor and/or Lessee, as the case may be, or any mortgage, indenture, agreement, instrument, judgment, decree, or rule or resolution or other restriction to which Lessor or Lessee is bound. The representations as contained herein are only made by Lessor and Lessee as to their own corporate acts, articles of incorporation, by-laws and/or partnership agreements, as the case may be, and their respec-tive related agreements and regulations and neither makes any representations as to the others acts, articles of incorporation, by-laws, partnership agreements, as the case may be, and related agreements and regulations.

     No action, approval, consent or authorization, including but not limited to any action, approval or consent of any shareholder, note holder, partner, or order of any court or governmental agency, commission, board, bureau or instrumentality, otherwise than as specifically provided in this Lease, is necessary in order to constitute this Lease as a valid, binding and enforce-able obligation of the parties hereto in accordance with its terms.

                            18. AGREEMENT
                                ---------

     It is expressly understood by the parties that the whole agreement between them is embodied in this Lease and the attachments hereto (executed in duplicate) and may only be modified by a written agreement(s) executed by Lessor and Lessee.

                             19. NOTICES
                                 -------

     All rent payments, notices, requests, demands and other communications under this Lease shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or the next day or second day if effected by such overnight mail, and properly addressed as follows:

To Lessor:                   Dorminy Medical Center
                             200 Perry House Road
                             P.O. Box 1447
                             Fitzgerald, GA 31750
                             Attn: J. Steven Barber, CEO

Copy To:                     John T. Croley, Jr.
                             Attorney At Law
                             P.O. Box 690
                             Fitzgerald, Georgia 31750

To Lessee:                   DCA of Fitzgerald, LLC
                             c/o Dialysis Corporation of America
                             27 Miller Street
                             Lemoyne, PA 17043
                             Attn: Stephen W. Everett, President

Copy To:                     Jaffe Freedman & Hait, LLC
                             777 Terrace Avenue
                             Hasbrouck Heights, NJ 07604
                             Attn: Lawrence E. Jaffe, Esq.

     Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

                         20. APPLICABLE LAW
                             --------------

     This Lease shall be construed under the laws of the State of Georgia. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                          21. LEGAL FORUM
                              -----------

     If either party institutes legal action pertaining to this Lease, the venue of the suit shall be Ben Hill County, Georgia, and each party further agrees to waive trial by jury.

                       22. ASSIGNMENT OF LEASE
                           -------------------

     There shall be no assignment or sublease of this Lease by Lessee without the written consent of Lessor, which said written consent shall not be unreasonably withheld.

                          23. COUNTERPARTS
                              ------------

     This Lease may be executed in several counterparts and each such counterpart shall be deemed an original, and all counterparts shall consti-tute a single original Lease.

     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Lease on the date so indicated alongside their respective signatures.

                         Lessor: HOSPITAL AUTHORITY OF BEN HILL
COUNTY
                         D/B/A DORMINY MEDICAL CENTER

                            /s/ J. Steven Barber

Dated: January 18, 2001  By:-------------------------------------
                            J. STEVEN BARBER, CEO

                         Lessee: DCA OF FITZGERALD, LLC

                            /s/ Stephen W. Everett

                         By:------------------------------------
                            STEPHEN W. EVERETT, President